UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2006

Commission File Number 333-102289

IN TOUCH MEDIA GROUP, INC.
formerly known as
UNIVERSAL HEALTHCARE
MANAGEMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	01-0626963
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

205 South Myrtle Avenue Clearwater, Florida	33756
(Address of principal executive offices)	(Zip Code)

(727) 465-0925
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.01.	Unregistered Sales of Equity Securities.

        On May 5, 2006 we closed a $550,000 funding as evidenced by the attached documents. We entered into a Confidential Binding Term Sheet authorizing the (i) repricing of Series A-1 Warrants for 5,000,000 common shares originally issued to VICIS Capital Master Fund to $.001 and extending the term thereof for six (6) years; (ii) issuance of a new Series A-2 Warrant for 5,000,000 common shares to VICIS Capital Master Fund with an exercise price of $.30 with a six (6) year term; (iii) repricing of a Series M-1 Warrant for 500,000 common shares originally issued to Midtown Partners Co., LLC with an exercise price of $.001 with a six (6) year term; and (iv) issuance of a new Series M-2 Warrant for 500,000 common shares to Midtown Partners co., LLC with an exercise price of $.30 with a six (6) year term, subject to adjustments as provided in the form of such Warrants and in accordance with the terms and conditions of such documents, all attached as exhibits hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Confidential Binding Term Sheet
99.2	Series A-1 Replacement Warrant
99.3	Series A-2 Warrant
99.4	Series M-2 Placement Agent Warrant
99.5	Series M-5 Placement Agent Warrant

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IN TOUCH MEDIA GROUP, INC.

Date:	May 8, 2006	By:	/s/ Laura Betterly
		Print Name:	Laura Betterly
		Title:	President and Chief Executive Officer

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